UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-12

CASCADE MICROTECH, INC.

(Name of Registrant as Specified In Its Charter)

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CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

March 30, 2011

Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Friday, May 13, 2011, at 2:30 p.m., Pacific Daylight Time, at the offices of Ater Wynne LLP, located at 1331 NW Lovejoy Street, Suite 900, Portland, Oregon 97209. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key members of our management and Board of Directors and to answer any questions you may have.

The Notice of Meeting, the Proxy Statement, the proxy card and a copy of our Annual Report to Shareholders describing our operations for the year ended December 31, 2010 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please vote your shares by following the Internet voting instructions or by signing and returning the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

Very truly yours,

CASCADE MICROTECH, INC.

/s/ Michael D. Burger
Michael D. Burger
Director, President and Chief Executive Officer

CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 13, 2011

To the Shareholders of Cascade Microtech, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CASCADE MICROTECH, INC., an Oregon corporation, will be held at the offices of Ater Wynne LLP, located at 1331 NW Lovejoy Street, Suite 900, Portland, Oregon 97209, on Friday, May 13, 2011, at 2:30 p.m., Pacific Daylight Time. The purposes of the Annual Meeting will be:

1.	To elect three directors for one-year terms, one director for a two-year term and two directors for three-year terms or until their successors are elected;
2.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2011; and
3.	To consider and act upon any other business that properly comes before the meeting.

Only shareholders of record of our common stock at the close of business on March 25, 2011 will be entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY EITHER FOLLOWING THE INTERNET VOTING INSTRUCTIONS OR BY SIGNING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may vote in person even if you returned a proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 13, 2011: The Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the year ended December 31, 2010 are available at http://bnymellon.mobular.net/bnymellon/cscd.

By Order of the Board of Directors,

/s/ Michael D. Burger
Michael D. Burger
Director, President and Chief Executive Officer

Beaverton, Oregon

March 30, 2011

CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 13, 2011

Solicitation and Revocation of Proxies

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Cascade Microtech, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Ater Wynne LLP, located at 1331 NW Lovejoy Street, Suite 900, Portland, Oregon 97209, on Friday, May 13, 2011, at 2:30 p.m., Pacific Daylight Time and any adjournment thereof.

The two persons named as proxies on the enclosed proxy card, Michael D. Burger and Dr. F. Paul Carlson, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted as follows:

•	FOR Proposal No. 1 to elect the nominees for director proposed by the Board of Directors; and

•	FOR Proposal No. 2 to ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2011.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of Cascade Microtech, Inc., by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.

These proxy materials and our 2010 Annual Report to Shareholders are being mailed on or about April 8, 2011 to shareholders of record on March 25, 2011 of our common stock. Our principal executive office is located at, and our mailing address is, 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

Voting at the Meeting

The shares of common stock constitute the only class of securities entitled to notice of and to vote at the meeting. Only shareholders of record on March 25, 2011, the record date set by the Board of Directors are entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date, there were 14,550,988 shares of common stock outstanding and entitled to vote.

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting:

(i)	the nominees for election as directors will be elected by a plurality of the votes cast; and

(ii)	the ratification of the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2011 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

In each case, abstentions and “broker non-votes” will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but will not be counted and will have no effect in determining whether the proposal is approved.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters. If your shares are not voted, they will not be counted in determining the number of votes cast. Shares represented by such “broker non-votes” will, however, be counted for determining whether there is a quorum.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Annual Meeting, six directors will be elected, three for one-year terms, one for a two-year term and two for three-year terms. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as a director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Under our articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of generally three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

The following table sets forth the names of the Board of Directors’ nominees for election as a director and those of the other members of the Board of Directors. Also set forth is certain information with respect to each such person’s age, principal occupation or employment during the past five years, the periods during which he served as a director of Cascade Microtech, Inc., the expiration of his term as a director and the positions currently held with Cascade Microtech, Inc.

Nominees	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term For Which Nominated
Michael D. Burger	52	Director, President and Chief Executive Officer	2010	2011	2014
Dr. F. Paul Carlson	72	Chairman of the Board	1992	2011	2012
Dr. John Y. Chen (1)	61	Director	2010	2011	2012
John D. (“J.D.”) Delafield	45	Director	—	—	2012
Raymond A. Link (2)(3)	57	Director	2005	2011	2014
Dr. William R. Spivey (1)(2)	64	Director	1998	2011	2013

Continuing Director
Eric W. Strid	58	Director and Chief Technology Officer	1984	2013	—

(1)	Member of the Management Development and Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Corporate Governance and Nominating Committee

Director Nominees

Michael D. Burger has served as a director since July 2010. Mr. Burger was named our President and Chief Executive Officer July 6, 2010. Mr. Burger brings to our Board his experience as former Chief Executive Officer and his experience with other electronic manufacturers. Prior to joining Cascade Microtech, Inc., Mr. Burger served as the President and Chief Executive Officer of Merix Corporation, a

printed circuit board manufacturer, from April 2007 to February 2010. From November 2004 until joining Merix, Mr. Burger served as director and President of the Components Business of Flextronics Corporation, a leading provider of advanced design and electronics manufacturing services to original equipment manufacturers. From 1999 to November 2004, Mr. Burger was employed by ZiLOG, Inc., a supplier of devices for embedded control and communications applications. From May 2002 until November 2004, Mr. Burger served as ZiLOG’s President and a member of its board of directors. Mr. Burger holds a B.S. degree in Electrical Engineering from New Mexico State University and a certificate from the Stanford University International Executive Management Program. Mr. Burger also serves on the Board of Directors of ViaSystems Inc.

Dr. F. Paul Carlson has served as a director since 1992. Dr. Carlson was named Chairman of the Board and Chief Executive Officer in December 2009 and President in January 2010. Dr. Carlson served as Chief Executive Officer and President until July 2010. Dr. Carlson brings to our Board significant operational experience in the development of smaller companies, understanding of semiconductor test technology and knowledge of the market for semiconductor testing products. In 1991, he founded and has since served as President and Chief Executive Officer of The Carlson Group of Companies, a company specializing in business re-engineering and re-structuring, and the financing and development of early stage companies. From 1988 to 1991, Dr. Carlson served as the Vice President of Strategy and Business Development for Honeywell, Inc. From 1985 to 1988 he served as President and Chief Executive Officer of the Oregon Graduate Center Corporation. From 1980 to 1985, he served as the President and Chief Executive Officer of the Oregon Graduate Institute. Previously, he served as a Professor of Electrical Engineering at the University of Washington for 10 years. Dr. Carlson holds a B.S. in Electrical Engineering from the University of Washington, an M.S. in Electrical Engineering from the University of Maryland and a Ph.D. in Electrical Engineering from the University of Washington. Dr. Carlson attended the Stanford Executive Education program in 1987, and, in 1991, attended the MIT Sloan Executive Education program on Corporate Strategy.

Dr. John Y. Chen has served as a director since August 2010. Dr. Chen brings strong leadership skills, industry knowledge, broad management experience and technical expertise to our Board of Directors. Dr. Chen’s addition to our Board of Directors will continue to accelerate our progress due to the benefits gained from his diversity of experience and opinions. Dr. Chen has been in the semiconductor industry for over 34 years and has served as the Vice President of Technology and Foundry Operations at NVIDIA Corporation, the world leader in visual computing technologies, for over five years. Prior to joining NVIDIA, Dr. Chen, an IEEE Fellow, held senior executive positions at FlexICs, Inc., Taiwan Semiconductor Manufacturing Company, WaferTech LLC, and Cypress Semiconductor Corporation. Dr. Chen holds a B.S. degree in Electrical Engineering from the National Taiwan University, an M.S. degree in Electrical Engineering from the University of Maine, a Ph.D. in Electrical Engineering from UCLA, and an M.E. degree from the UCLA Executive Engineering Management School. Additionally, he holds eight patents, has a book and 100 journal articles published and has spoken at multiple industry forums regarding leading edge technology issues.

J.D. Delafield will begin to serve as a director of Cascade Microtech, Inc. if he is elected to our Board of Directors at this Annual Meeting. Mr. Delafield brings significant knowledge of capital markets to our Board of Directors. Mr. Delafield has served as the Chairman, President and CEO of Delafield Hambrecht, Inc., an investment banking and asset management firm, since 2002. Prior to this, Mr. Delafield co-founded WR Hambrecht + Co., an Internet and auction technology-driven investment bank, and held a number of positions including Chief Operating Officer. Prior to WR Hambrecht + Co., Mr. Delafield worked at Morgan Stanley in investment banking in New York and Singapore and at The Coca-Cola Company in Beijing. Mr. Delafield holds an A.B. degree in Asian Studies from Princeton University and an M.B.A. from Harvard Business School.

Raymond A. Link has served as a director since February 2005. Mr. Link brings his significant financial management and external financial reporting experience with publicly held companies in the technology sector to our Board. Since July 2005, Mr. Link has served as Executive Vice President and Chief

Financial Officer of FEI Company, a leading supplier of scientific and analytical instruments for nanoscale imaging. Prior to this, Mr. Link served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of TriQuint Semiconductor, Inc., a manufacturer of electronic signal processing components primarily used in wireless communications, since July 2001 as a result of TriQuint’s merger with Sawtek, Inc. In September 1995 Mr. Link joined Sawtek, Inc., a designer and manufacturer of a broad range of electronic signal processing components primarily for use in the wireless communications industry, as Vice President Finance and Chief Financial Officer. He is also on the board of directors of nLight Corporation, a private company that makes high-power semiconductor lasers. Mr. Link received a B.S. degree from the State University of New York at Buffalo and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Link is also a licensed Certified Public Accountant.

Dr. William R. Spivey has served as a director since July 1998. Dr. Spivey brings to our Board his significant operational and directorship experience with publicly held high technology companies. From July 2000 until September 2001, Dr. Spivey served as the President and Chief Executive Officer of Luminent, Inc., a provider of fiber optic components to the communications industry. From 1997 to 2000, Dr. Spivey served as Group President of the Network Products group of Lucent Technologies. From 1994 to 1997, he served as Vice President of the Systems and Components Group, Member of the Office of the President and Co-chair of the Executive Committee of AT&T Microelectronics. Dr. Spivey holds a B.S. in Physics from Duquesne University, a M.S. in Physics from Indiana University of Pennsylvania, and a Ph.D. in Administration/Management from Walden University. Dr. Spivey also serves as a director of The Laird Group PLC, Novellus Systems, Inc. and Raytheon Company.

Continuing Director

Eric W. Strid co-founded Cascade Microtech and served as our Chairman and Chief Executive Officer from 1984 until January 2008. He also served as our President from 1984 to December 1996 and from June 2004 to January 2008. In January 2008, Mr. Strid became our Chief Technical Officer. Mr. Strid is a leader in the field of semiconductor test technology. As a founder and Chief Executive Officer of the Company for over 20 years, his views and understanding of both semiconductor testing technology and the market for our products has been a key to the Company’s success. Prior to 1984, Mr. Strid served as a Principal Engineer with Tektronix, Inc. and with TriQuint Semiconductor, Inc., where he designed and evaluated high-frequency gallium arsenide integrated circuits. Mr. Strid holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Electrical Engineering from the University of California at Berkeley.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

Director Independence. The Board of Directors has determined that each of our directors and director nominees, except Messrs. Burger and Strid are an “independent director” under Nasdaq Stock Market (“Nasdaq”) Listing Rule 5605(a)(2). The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees as prescribed by Nasdaq and the Securities and Exchange Commission.

Leadership Structure. Following the departure of our President and Chief Executive Officer, Mr. Geoff Wild, in December 2009, Dr. Carlson was appointed Chairman of the Board and Chief Executive Officer. Due to the anticipated short-term nature of Dr. Carlson’s appointment as Chief Executive Officer, the combined Chairman/CEO structure provided greater accountability and coordination between our Board and management and promoted an efficient and productive leadership structure at that time. We determined that this structure was appropriate at that time in light of the small size of our company and corresponding size of our Board of Directors, the complexity of our business and the skills and experiences of Dr. Carlson. Given Dr. Carlson’s long service on the Board and his background and experience, we believed Dr. Carlson could take primary responsibility for managing our day-to-day operations on an interim basis, and ensure that key business issues were brought to our Board’s attention. Similarly, because of Dr. Carlson’s service on the Board, he was better able to understand and meet our Board’s priorities and expectations as CEO.

When Mr. Burger joined the Company as our Chief Executive Officer in July 2010, the roles of Chairman of the Board and Chief Executive Officer were split between two people, with Dr. Carlson retaining the position of Chairman of the Board. The Board believes that having an independent Chairman of the Board is in the best interest of the shareholders.

Board Oversight of Risk Management. The Board believes that overseeing how management manages the various risks we face is one of its most important responsibilities to our stakeholders. We face risk in many different areas, including business strategy; financial condition; product development; competition for talent; operational efficiency; quality assurance; supply chain management; reputation; customer spending; intellectual property; and trade secrets, among many others. The Board believes that, in light of the interrelated nature of our risks, oversight of risk management is ultimately the responsibility of the full Board. To permit the Board and its committees to perform their respective risk oversight roles, individual members of management who supervise our risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held five meetings during 2010 and, during 2010, no director attended fewer than 75% of the meetings of the Board of Directors and any committees of which the director was a member. Members of the Board of Directors are encouraged to attend our annual meeting of shareholders each year. All of the members of the Board of Directors attended our 2010 annual meeting of shareholders.

The Board of Directors has three standing committees: the Management Development and Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee.

Management Development and Compensation Committee. During 2010, our Management Development and Compensation Committee consisted of Mr. O’Leary, a current Director not standing for reelection at this Annual Meeting, and Dr. Spivey (Chair). Dr. Chen was added to the Management Development and Compensation Committee in February 2011. The Management Development and Compensation Committee determines the compensation of our executive officers, including annual salaries, stock options, stock awards and other incentive compensation agreements. The Management Development and Compensation Committee also administers our 2010 Stock Incentive Plan and our 2004 Employee Stock Purchase Plan. In addition, this committee provides guidance and support to the executive officers in their efforts to train and develop employees. The Management Development and Compensation Committee held two meetings during 2010. Our Management Development and Compensation Committee Charter is available on our website at www.cascademicrotech.com.

Audit Committee. During 2010, our Audit Committee consisted of Messrs. Barnes (a former Director) and Link (Chair) and Dr. Spivey. In February 2011, Mr. O’Leary was added to the Audit Committee. The Audit Committee appoints our independent registered public accounting firm, reviews the scope and results of our audit by our independent registered public accounting firm, reviews and approves the audit fees for the independent registered public accounting firm and reviews the adequacy of our systems of internal control and accounting policies and procedures and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with management and our independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates and supervises inquiries into aspects of our financial affairs. The Board of Directors has determined that (i) Mr. Link is an audit committee financial expert as defined by the SEC; and (ii) all Audit Committee members are independent as prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), related to audit committee member independence. The Audit

Committee held seven meetings during 2010. Our Audit Committee Charter is available on our website at www.cascademicrotech.com.

Corporate Governance and Nominating Committee. During 2010, our Corporate Governance and Nominating Committee consisted of Messrs. Barnes, O’Leary (Chair) and Link. The Corporate Governance and Nominating Committee provides counsel to the Board with respect to board organization, membership and functions and with respect to board committee structure and membership. The Corporate Governance and Nominating Committee is also responsible for defining the qualifications of candidates for board membership, evaluating qualified candidates, recommending candidates to the board for election to the board, proposing a slate of directors for election by our shareholders at each annual meeting of shareholders and recommending director compensation. In addition, the Corporate Governance and Nominating Committee considers independence issues and questions of possible conflicts of interest of Board members and senior executives. The Corporate Governance and Nominating Committee held three meetings during 2010. Our Corporate Governance and Nominating Committee Charter is available on our website at www.cascademicrotech.com.

NOMINATIONS TO BOARD OF DIRECTORS

The Corporate Governance and Nominating Committee is responsible for recommending nominees for election to our Board of Directors. The Corporate Governance and Nominating Committee will consider recommendations by shareholders of individuals to consider as candidates for election to the Board of Directors. Any such recommendations should be submitted to Corporate Secretary, Cascade Microtech, Inc., 2430 N.W. 206th Avenue, Beaverton, Oregon 97006. Historically, we have not had a formal policy concerning shareholder recommendations to the Corporate Governance Committee (or its predecessors) because we believe that the informal consideration process in place to date has been adequate. The absence of such a policy does not mean, however, that a recommendation would not have been considered. The Corporate Governance and Nominating Committee intends to periodically review whether a more formal policy should be adopted.

Qualifications of Directors

Qualifications required of individuals for consideration as a board nominee will vary according to the particular areas of expertise being sought as a complement to our existing board composition at the time of any vacancy. Minimum qualifications include high levels of leadership experience in business, substantial knowledge about issues faced by publicly traded companies, experience in positions demonstrating expertise and judgment, including service on other boards of directors, personal and professional integrity, availability and demonstrated commitment. We seek board candidates that possess the background, skills, expertise and commitment necessary to make a significant contribution to our company. In connection with the selection of nominees for director, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences; however, the Board has not adopted a formal diversity policy. There are no differences in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will evaluate potential nominees, including shareholder nominees, by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant. We have not employed consultants to help us identify or screen prospective directors in the past, but may do so at the discretion of the Corporate Governance and Nominating Committee.

Director Nominations by Shareholders

Our bylaws provide that nominations for election to the Board of Directors may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of directors at the meeting. A shareholder who wishes to make a nomination must give timely written notice, by personal delivery or mail, to the Secretary of Cascade Microtech, Inc. To be considered timely, the notice must be received at our principal executive office not less than 60 days and not more than 90 days prior to the meeting date; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be effective, the notice must set forth all information required by Section 3.16 of our bylaws, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Exchange Act. In addition, certain information must be provided about the shareholder or shareholder group making a nomination, as detailed in Section 3.16 of our bylaws. Finally, a shareholder or shareholder group making a nomination must comply with all applicable requirements of the Exchange Act, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may send correspondence to our Board of Directors, or any individual director, at the following address: Cascade Microtech, Inc., c/o The Secretary, 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

Your communications should indicate that you are a Cascade Microtech, Inc. shareholder. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the board or any individual director.

DIRECTOR COMPENSATION

During 2010, non-employee director compensation was as follows:

•	an annual retainer of $24,000;

•	$1,000 for each board meeting attended in person or $500 by phone;

•	$500 for each committee meeting attended, whether in person or by phone;

•	$3,000 annually for each committee chairperson; and

•	a 5,000 share unvested stock grant, which vests over four years, provided the director continues to serve on the Board.

Messrs. Strid and Burger did not receive any additional compensation for their service on the Board. All directors are reimbursed for their expenses in attending meetings of our Board of Directors. See “EXECUTIVE COMPENSATION – Summary Compensation” for information as to Dr. Carlson’s compensation earned for services provided while serving as our President and Chief Executive Officer. Dr. Carlson did not receive any additional compensation for service on the Board during the time he served as President and Chief Executive Officer, but did receive compensation of $172,693 for his service as Chairman of the Board of Directors subsequent to his service as President and Chief Executive Officer.

The following table summarizes compensation earned by members of our Board of Directors related to their 2010 service:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Keith L. Barnes(2)	$32,000	$17,950	$40,521	$90,471
Dr. F. Paul Carlson(3)	172,693	17,950	437,050	627,693
Dr. John Y. Chen(4)	8,000	35,900	—	43,900
Raymond A. Link	35,000	17,950	—	52,950
George P. O’Leary(5)	34,000	17,950	—	51,950
Dr. William R. Spivey	37,500	17,950	—	55,450

(1)	In November 2010, each Director, except Dr. Chen, received their annual 5,000 share stock award that related to their 2010 service. See Note 12 of Notes to Consolidated Financial Statements in our 2010 Annual Report on Form 10-K for information regarding the valuation of the stock awards.

(2)	Mr. Barnes ceased to be a Director effective December 31, 2010. All Other Compensation for Mr. Barnes represents the value attributed to the modification of his outstanding restricted stock unit awards, which early vested effective December 31, 2010.

(3)	All Other Compensation for Dr. Carlson reflects salary paid and stock awards received in connection with his employment as the interim President and Chief Executive Officer during 2010.

(4)	Dr. Chen’s stock award amount reflects the fair value of his 10,000 share restricted stock award that he received upon joining the Board of Directors.

(5)	Mr. O’Leary is a current Director who is not standing for reelection at this Annual Meeting.

Equity incentive awards outstanding at December 31, 2010 for each non-employee director were as follows:

Name	Unvested Stock Awards (#)	Option Awards (#)
Keith L. Barnes	—	—
Dr. F. Paul Carlson	36,076	—
Dr. John Y. Chen	10,000	—
Raymond A. Link	11,665	—
George P. O’Leary	11,665	—
Dr. William R. Spivey	11,665	—

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that Raymond A. Link, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Mr. Link is also independent as prescribed by the rules of Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Audit Committee members are not active professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2010. This review included a discussion of the quality and the acceptability of the financial reporting and controls, including the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with KPMG LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the Audit Committee under auditing standards generally accepted in the U.S., including Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1. The Audit Committee discussed with KPMG LLP their independence from management and the Company, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

The Audit Committee further discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s evaluation of the overall quality of our financial reporting.

The Audit Committee also reviewed management’s report on internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Raymond A. Link – Chairman	Dr. William R. Spivey	George P. O’Leary

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accountants, as auditors for the year ending December 31, 2011. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate shareholder questions. KPMG LLP was the independent registered public accountant for the year ended December 31, 2010.

Fees Paid to KPMG LLP for 2010 and 2009

The following table shows KPMG LLP’s billings to us for the audit and other services for 2010 and 2009:

	2010	% Pre-approved by Audit Committee	2009	% Pre-approved by Audit Committee
Audit Fees(1)	$538,000	100%	$473,000	100%
Audit Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—

	$538,000		$473,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm to render that service. Accordingly, we do not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of KPMG LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of the services. The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 25, 2011, certain information with respect to ownership of our common stock of (i) each director; (ii) the “named executive officers” (as defined under “Executive Compensation”); (iii) all persons known by us to be beneficial owners of more than 5% of our common stock; and (iv) all current executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the common stock owned by them. Unless otherwise indicated, the address of each holder is 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

	Common Stock (1)
Name and Address of Beneficial Owner	Number of Shares (2)	Percent of Shares Outstanding
Eric W. Strid (3) +	1,744,321	12.0%
K. Reed Gleason +	1,601,672	11.0%
RGM Capital, LLC (4) 6621 Willow Park Drive, Suite One Naples, FL 34109	1,343,084	9.2%
Laurence W. Lytton (5) 467 CPW New York, NY 10025	1,338,292	9.2%
John D. (“J.D.”) Delafield (6) Delafield Hambrecht, Inc. 701 Fifth Avenue, Suite 3800 Seattle, WA 98104	1,297,700	8.9%
Invicta Capital Management, LLC (7) 60 East 42nd Street New York, NY 10165	1,035,400	7.1%
Dimensional Fund Advisors (8) 6300 Bee Cave Road Austin, TX 78746	897,225	6.2%
Steve Sipowicz	184,981	1.3%
Dr. F. Paul Carlson (9) +	180,017	1.2%
George P. O’Leary	139,264	*
Dr. William R. Spivey	112,799	*
Steven L. Harris +	46,849	*
Jeff A. Killian +	31,209	*
Raymond A. Link	18,501	*
Michael D. Burger	5,320	*
Dr. John Y. Chen	—	—

All current executive officers and directors as a group (13 people)	3,923,187	26.7%

*	Less than one percent

+	The executive officer or director has implemented a Rule 10b5-1 trading plan under which shares of our common stock may be sold from time to time.

(1)	Applicable percentage of ownership is based on 14,550,988 shares of common stock outstanding as of March 25, 2011 together with applicable options and restricted stock units for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock that the person has the right to acquire within 60 days after March 25, 2011 are deemed outstanding for computing the percentage ownership of the person holding such rights, but are not deemed outstanding for computing the percentage of any other person.

(2)	Includes shares of common stock subject to restricted stock units that will vest and options exercisable within 60 days after March 25, 2011 as follows:

Name	Restricted Stock Units	Number of Options
Dr. William R. Spivey	—	20,000
Dr. F. Paul Carlson	—	20,000
George P. O’Leary	—	20,000
Michael D. Burger	—	—
Raymond A. Link	—	—
Dr. John Y. Chen	—	—
Jeff A. Killian	15,586	—
Steven L. Harris	—	20,550
Steve Sipowicz	—	174,076
All current executive officers and directors as a group	23,086	105,736

(3)	Includes 790,000 shares held by Mr. Strid’s wife and a total of 16,000 shares held by his children.

(4)	The information as to beneficial ownership is based on Schedule 13D/A filed by RGM Capital, LLC (“RGM”) with the Securities and Exchange Commission on February 1, 2011. One entity, DUMAC, LLC (“DUMAC”), is deemed the beneficial owner of 869,166 of the shares and Mr. Robert G. Moses is deemed beneficial owner of all shares. Mr. Moses is the managing member of RGM and RGM is an investment manager for DUMAC. RGM, Mr. Moses and DUMAC have shared voting and dispositive power with respect to all shares.

(5)	The information as to beneficial ownership is based on Schedule 13G/A filed by Laurence W. Lytton with the Securities and Exchange Commission on January 18, 2011. Mr. Lytton has sole voting and dispositive power with respect to 1,321,242 shares and shared voting and dispositive power with respect to the remaining 17,050 shares.

(6)	The information as to beneficial ownership is based on Schedule 13G filed by Delafield Hambrecht, Inc. (“DHI”) with the Securities and Exchange Commission on February 14, 2011. DH Partners, LLC (“DHP”) and Delafield Hambrecht Partners Fund (“DHPF”), are deemed the beneficial owner of 1,208,700 shares. DHI is deemed to be the beneficial owner by DHP. DHI is also the beneficial owner of an additional 25,000 shares, and may therefore be deemed the beneficial owner of a total of 1,233,700 shares. Mr. Delafield is deemed to be the beneficial owner of the 1,233,700 shares beneficially owned by DHI. Mr. Delafield also beneficially owns 64,000 shares, and may therefore be deemed to be the beneficial owner of a total 1,297,700 shares. Mr. Delafield is the control person of DHI. DHPF is an investment advisor and DHP is the sole general partner of DHPF. DHI is the manager of DHP. DHI, DHP, DHPF and Mr. Delafield have shared voting and dispositive power with respect to 1,208,700 shares. DHI and Mr. Delafield have shared voting and dispositive power with respect to an additional 25,000 shares. Mr. Delafield has voting and dispositive power with respect to an additional 64,000 shares.

(7)	The information as to beneficial ownership is based on Schedule 13G filed by Invicta Capital Management (“ICM”) with the Securities and Exchange Commission on March 8, 2011. Mr. Gregory A. Weaver is deemed to be the beneficial owner of all 1,035,400 shares due to his being the controlling member of ICM. ICM has sole voting and dispositive power with respect to all shares and Mr. Weaver has shared voting and dispositive power with respect to all shares.

(8)	The information as to beneficial ownership is based on Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on February 11, 2011. Dimensional has sole voting power with respect to 879,767 shares and sole dispositive power with respect to all shares.

(9)	Includes 6,985 shares held by Dr. Carlson’s wife.

CODE OF ETHICS

We adopted the Cascade Microtech Code of Ethics to promote honest and ethical conduct, proper disclosure of financial information in our periodic reports and compliance with applicable laws, rules and regulations. The Code of Ethics applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our corporate controller. We filed a copy of our Code of Ethics as exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2004. You can also access our Code of Ethics on our website at www.cascademicrotech.com.

EXECUTIVE OFFICERS

The following table identifies our executive officers as of March 25, 2011, the positions they hold and the year in which they began serving as an executive officer. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
Michael D. Burger	52	Director, President and Chief Executive Officer	2010

K. Reed Gleason	66	Director Emeritus and Vice President of Advanced Development	1984

Steven L. Harris	47	Executive Vice President	2009

Jeff A. Killian	51	Chief Financial Officer, Vice President of Finance, Treasurer and Secretary	2010

Steve Mahon	51	Vice President of Operations	2010

Paul O’Mara	55	Vice President of Sales and Customer Service	2008

Ellen Raim	52	Vice President of Human Resources	2010

Eric W. Strid	58	Director and Chief Technology Officer	1984

For information on the business background of Messrs. Burger, Carlson and Strid, see “Election of Directors” above.

K. Reed Gleason co-founded Cascade Microtech, Inc. and served as a director from inception to May 2006. Mr. Gleason has also served as our Vice President of Advanced Development since our inception. Prior to 1984, Mr. Gleason was a Senior Physicist at Tektronix, Inc. and at TriQuint Semiconductor, Inc., conducting research into high-frequency gallium arsenide devices and integrated circuits. He began his career as an engineer with the U.S. Naval Research Laboratory in Washington, D.C. Mr. Gleason holds a B.S. in Electrical Engineering from the California Institute of Technology. Mr. Gleason also serves as Director Emeritus. As Director Emeritus, Mr. Gleason is not a voting member of the Board, but is invited to attend meetings of the Board of Directors.

Steven L. Harris joined Cascade Microtech, Inc. in January 2009 as Vice President of Engineering. In December 2009, he was also appointed as Executive Vice President. From 1997 to 2008, Mr. Harris held various positions at Electro Scientific Industries, Inc. (“ESI”), including leading the Central Engineering Group, serving as General Manager of the Semiconductor Link Processing business unit and approximately five years as Vice President of Research, Development and Engineering. Prior to joining ESI, Mr. Harris was employed at Tektronix, where he began his career and spent thirteen years in a variety of product development and engineering management positions. Mr. Harris holds a B.S. in Electrical Engineering from the University of Idaho.

Jeff A. Killian has served as our Chief Financial Officer, Vice President of Finance, Treasurer and Secretary since April 2010. From June 2008 to April 2010, Mr. Killian served as our Director of Finance. Prior to this, Mr. Killian served in various financial roles at TriQuint Semiconductor, Inc. (“TriQuint”), a manufacturer of electronic signal processing components primarily used in wireless communications, from May 1997 to June 2008. Mr. Killian served as TriQuint’s Director of Financial Planning and Analysis from January 2007 to June 2008, as its Corporate Controller from June 2005 through December 2006 and as its Director of Oregon Finance from 2003 through May 2005. Mr. Killian holds a B.S. in Finance from Oregon State University and an M.B.A. from the University of Oregon.

Steve Mahon joined Cascade Microtech, Inc. in November 2010 as Vice President of Operations. Mr. Mahon has over 30 years of experience in a broad array of positions in micro-fabrication operations, engineering management and semiconductor process engineering. Prior to Cascade Microtech, he spent over 16 years at TriQuint, a manufacturer of electronic signal processing components primarily used in wireless communications. For the most recent five years, Mr. Mahon served as TriQuint’s general manager of military bulk acoustic wave (BAW) and surface acoustic wave (SAW) products, as well as BAW production. Mr. Mahon began his career at Hewlett Packard as a process development engineer, and then moved to Electronic Decisions, Inc. of Illinois where he served as wafer fabrication manager. Mr. Mahon holds a B.S. in Electrical Engineering from the University of Illinois at Urbana-Champaign and an M.S. in Electrical Engineering from Stanford University.

Paul O’Mara joined Cascade Microtech, Inc. in March 2008 as Vice President of Sales after more than 30 years in the computer, broadcast equipment and electron microscopy industries. From 2001 to 2008, Mr. O’Mara held various sales, service, operations and general management positions and, most recently, served as Senior Vice President of Customer Service at FEI Company, a leading supplier of electron and ion beam microscopy systems. Mr. O’Mara holds a B.S. in Electronic Engineering from the University of Sussex, England.

Ellen Raim joined Cascade Microtech, Inc. in August 2010 as the Vice President of Human Resources. Ms. Raim has twenty-five years of experience helping organizations succeed by aligning their strategy with their culture. She began her career as a labor and employment attorney for a large multinational law firm. From 1994 to 2004, Ms. Raim was employed by Intel Corporation (“Intel”), the world’s largest semiconductor chip maker, based on revenue. From 1994 to 1996, Ms. Raim worked in the Legal Department at Intel and, from 1996 to 2004, she served in Human Resources in order to have a greater impact on the link between business strategy and people. Her final position at Intel, from 2001 to 2004, was as Director of World Wide Talent Acquisition. After Intel, Ms. Raim served as Vice President of Human Resources at Electro Scientific Industries, Inc., a provider of high-technology manufacturing equipment to the global semiconductor and micro-electronics markets, from 2004 to 2007. There, Ms. Raim developed and deployed cultural change programs to complement the business direction. She moved her professional focus to consulting in 2007 to concentrate on integrating business strategy, large-scale change management and organizational development. Ms. Raim holds a B.A. in Economics from Brown University, an M.A. in Organizational Design from Seattle University and a J.D. from the University of Miami School of Law.

EXECUTIVE COMPENSATION

Summary Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to (i) each person who served as our Principal Executive Officer (“PEO”) during 2010; (ii) our next two other most highly compensated executive officers, other than our PEO, who were serving as executive officers at the end of the last completed fiscal year; and (iii) one additional person who would have been included except for the fact that he was not serving as an executive officer as of December 31, 2010 (herein referred to as the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)(2)	Total ($)
Michael D. Burger(3)	2010	$183,082	$289,800	$483,800	$—	$242	$956,924
Director, President and CEO

Dr. F. Paul Carlson(4)	2010	208,788	246,212	—	—	172,693	627,693
Chairman of the Board and Former President and CEO	2009	20,731	26,050	—	—	49,500	96,281

Jeff A. Killian(5)	2010	192,984	366,467	—	21,065	414	580,930
Chief Financial Officer, Vice President of Finance, Treasurer and Secretary

Steven L. Harris	2010	263,077	60,470	41,220	26,141	635	391,543
Executive Vice President	2009	193,846	186,600	58,003	—	487	438,936

Steven Sipowicz(6)	2010	55,713	31,512	34,349	—	311,017	432,591
Former Chief Financial Officer, Vice President of Finance, Treasurer and Secretary	2009	190,798	5,776	152,719	—	1,224	350,517

(1)	The stock awards and option awards columns represent the fair value of all stock and option awards granted during the year for such person. See Note 12 of Notes to Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2010 for the valuation assumptions and other information related to our stock and option awards granted during 2010.

(2)	For each person except Dr. Carlson and Steven Sipowicz, All Other Compensation in 2010 and 2009 included one or more of the following: patent awards, insurance premiums and 401(k) matching.

(3)	Mr. Burger’s employment began in July 2010.

(4)	Dr. Carlson served as our Chief Executive Officer from December 1, 2009 through June 30, 2010. Except the amounts shown as Salary for 2010 and 2009, and stock awards of $228,262 for 2010, all amounts shown as compensation for Dr. Carlson for 2010 and 2009 represent amounts paid for service on our Board of Directors.

(5)	Mr. Killian became an executive officer in April 2010 and, accordingly, no compensation information for 2009 is provided.

(6)	Mr. Sipowicz’s employment terminated March 31, 2010. All Other Compensation in 2010 included $190,900 of severance earned pursuant to his Separation Agreement and $201,069 of stock option modification expense. Upon Mr. Sipowicz’s termination, all of his outstanding option awards were modified to extend the expiration date to their original expiration dates.

Outstanding Equity Awards at December 31, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh.)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael D. Burger	—	200,000	(1)	$4.14	08/13/20	—		—
	—	—		—	—	70,000	(2)	$304,500

Dr. F. Paul Carlson	10,000	—		5.00	08/08/13	—		—
	10,000	—		9.50	08/13/14	—		—
	—	—		—	—	1,667	(3)	7,251
	—	—		—	—	1,667	(4)	7,251
	—	—		—	—	3,333	(5)	14,499
	—	—		—	—	24,411	(6)	106,187
	—	—		—	—	5,000	(7)	21,750

Jeff A. Killian	—	—		—	—	5,000	(8)	21,750
	—	—		—	—	10,000	(9)	43,500
	—	—		—	—	60,000	(10)	261,000
	—	—		—	—	1,173	(11)	5,102
	—	—		—	—	5,353	(12)	23,286

Steven L. Harris	8,147	24,439	(13)	3.11	02/05/19	—		—
	—	17,021	(14)	4.24	02/05/20	—		—
	—	—		—	—	45,000	(15)	195,750
	—	—		—	—	4,966	(16)	21,602
						2,268	(17)	9,866
	—	—		—	—	7,198	(18)	31,311

Steve Sipowicz	140,000	—		9.50	08/13/14	—		—
	10,000	—		13.52	12/17/14	—		—
	8,728	—		14.38	11/18/15	—		—
	8,082	—		13.65	11/17/16	—		—
	6,847	—		3.11	02/06/19	—		—
	419	—		4.24	02/05/20	—		—

(1)	This award vests as to 20% on the first anniversary of the grant date with monthly vesting thereafter over the next four years, with full vesting on July 6, 2015.

(2)	This award vests as to 22,500 shares on July 6, 2011, 17,500 shares on each of July 6, 2012 and 2013 and 12,500 shares on July 6, 2014.

(3)	This award vested on January 16, 2011.

(4)	This award vests on November 14, 2011.

(5)	This award vests as to 1,667 shares on November 13, 2011 and as to 1,666 shares on November 13, 2012.

(6)	This award vests as 12,205 shares on August 13, 2011 and 12,206 shares on August 13, 2012.

(7)	This award vests as to 1,667 shares on each of November 13, 2011 and 2012 and as to 1,666 shares on November 13, 2013.

(8)	This award vests as to 2,500 shares on each of August 8, 2011 and 2012.

(9)	This award vested on February 24, 2011.

(10)	This award vests as to 25% per year with full vesting occurring on May 14, 2014.

(11)	This award vests as to 586 shares on May 14, 2011 and 587 shares on May 14, 2012.

(12)	This award vests as to 2,676 shares on August 13, 2011 and 2,677 on August 13, 2012.

(13)	This option vests as to 8,147 shares on February 6, 2011 and as to 8,146 shares on each of February 6, 2012 and 2013.

(14)	This option vests as to 4,256 shares on February 5, 2011 and as to 4,255 shares on each of February 5, 2012, 2013 and 2014.

(15)	This award vests as to 15,000 shares on each of January 26, 2011, 2012 and 2013.

(16)	This award vested as to 1,242 shares on February 5, 2011 and vests as to 1,242 shares on February 5, 2012 and as to 1,241 shares on each of February 5, 2013 and 2014.

(17)	This award vests as to 1,134 shares on each of August 13, 2011 and 2012.

(18)	This award vested as to 3,599 shares on February 5, 2011 and vests as to the remaining 3,599 shares on February 5, 2012.

Employment Agreement

Michael D. Burger

We entered into an Executive Employment Agreement with Mr. Burger dated July 6, 2010 (the “Employment Agreement”). Mr. Burger’s Employment Agreement has a three-year term, and provides for an annual base salary of $400,010, incentive awards as approved by the board of directors, with a target incentive set at the semi-annual rate of at least 35% of Mr. Burger’s annual base salary and a cap of 60% of base salary. Mr. Burger is also eligible to participate in all employee benefit plans available to our employees. At the commencement of his employment, Mr. Burger was granted 70,000 restricted stock units and an option to purchase 200,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. If Mr. Burger’s employment is terminated without “cause” (as defined in the Employment Agreement), or if Mr. Burger terminates his employment for “good reason” (as defined in the Employment Agreement), he will be entitled to severance pay in the amount of the lesser of 12-months’ base salary or the base salary Mr. Burger would have earned had he remained employed through the remaining term of the Employment Agreement. Mr. Burger would also be entitled to payment of a portion of the current semi-annual incentive award in an amount equal to the greater of 50% of the minimum target incentive or a pro rata portion of the minimum target incentive based on the number of days employed during the applicable semi-annual period. In addition, the restricted stock grants, stock options and other equity awards held by Mr. Burger that would have vested if Mr. Burger had remained an employee after the termination date for an additional period equal to his length of employment, but not less than 12 months, up to a maximum of 18 months, will accelerate and become immediately exercisable. If, during the one-year period after a “change in control” (as defined in the Employment Agreement), Mr. Burger terminates his employment for “good reason” (as defined in the Employment Agreement) or if Mr. Burger’s employment is terminated by us for any reason other than death, disability or cause, then he will be entitled to severance pay in the amount of the lesser of 12 months’ base salary or the base salary he would have earned had he remained employed through the remaining term of the Employment Agreement. Mr. Burger would also be entitled to payment of 100 percent of the target incentive for the applicable semi-annual period. In addition, all restricted stock grants, stock options and other equity awards held by Mr. Burger that would have vested had Mr. Burger remained employed after the termination date for an additional period equal to 24 months will accelerate and become immediately exercisable. Upon a termination of his employment, Mr. Burger generally would also be entitled to a continuation of his health and life insurance benefits for a period of 18 months. Mr. Burger also entered into our standard employee invention and confidentiality agreement and our standard indemnification agreement. Assuming Mr. Burger was terminated effective December 31, 2010, he would have been entitled to $500,781 of cash compensation, 56,666 then unvested options would have become vested and 12,500 unvested shares of restricted stock units would have become vested.

Separation Agreement

Steven Sipowicz

We entered into a Separation Agreement and Release (the “Separation Agreement”) with Steven Sipowicz on March 30, 2010 pursuant to which Mr. Sipowicz resigned as our Chief Financial Officer, Vice President of Finance, Secretary and Treasurer effective as of March 31, 2010. The Separation Agreement provided that (i) Mr. Sipowicz would receive severance in the amount of ten months’ base salary; and (ii) the date by which Mr. Sipowicz must exercise the vested stock options he holds would be extended to the expiration date of such stock options. Mr. Sipowicz agreed to provide consulting services to us during the two months following the termination of his employment at a rate of $100 per hour, not to exceed $17,600 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FEI Company. During 2010, we purchased certain equipment and services for $31,000 from FEI Company (“FEI”). In addition, FEI purchased certain equipment from us for a total of $1,100 during 2010. At December 31, 2010, we had no outstanding receivables from FEI and we did not owe FEI any amounts. One of the members of our Board of Directors, Mr. Raymond A. Link, is the Executive Vice President and Chief Financial Officer of FEI.

Raytheon, Inc. During 2010, we did not purchase any equipment or services from Raytheon, Inc. However, Raytheon purchased certain equipment from us for a total of $571,000 during 2010. At December 31, 2010, we had receivables from Raytheon, Inc. of $31,000. One of the members of our Board of Directors, Dr. William Spivey, is a member of the Board of Directors of Raytheon, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of our common stock (“ten percent shareholders”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2010, our officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements except that Mr. Killian, Mr. Strid and Ms. Raim each failed to timely file one Form 4, Statement of Changes in Beneficial Ownership, related to a stock-based award grant, and Dr. Chen failed to timely file one Form 3, Initial Statement of Beneficial Ownership of Securities, related to his status as a director.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in our 2012 Proxy Statement. Any such proposal must be received by us not later than November 30, 2011. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in our Proxy Statement.

Alternatively, under our bylaws, a proposal or nomination that a shareholder does not seek to include in our Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of Cascade Microtech, Inc. not less than 60 days, nor more than 90 days, prior to the date of an Annual Meeting. In the event we provide notice or public disclosure of the date of the Annual Meeting less than 60 days prior to the date of the Annual Meeting, shareholders may submit a proposal or nomination not later than the 10th day following the day on which we gave notice of the Annual Meeting date.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting. Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Please act promptly to insure that you will be represented at this important meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Shareholders, a copy of our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for our fiscal year ended December 31, 2010. Written requests should be mailed to the Secretary, Cascade Microtech, Inc., 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

By Order of the Board of Directors:

/s/ Michael D. Burger
Michael D. Burger Director, President and Chief Executive Officer

Dated: March 30, 2011

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/cscd
CASCADE MICROTECH, INC.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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					Please mark your votes as indicated in this example		☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN

1. PROPOSAL 1 - Election of Directors	☐	☐	☐	2. PROPOSAL 2 – To ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2011.	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW.				THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

Nominees: 01 Michael D. Burger (three-year term) 02 Dr. F. Paul Carlson (one-year term) 03 Dr. John Y. Chen (one-year term)	04 John Delafield (one-year term) 05 Raymond A. Link (three-year term) 06 Dr. William R. Spivey (two-year term)			3. To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

					Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Cascade Microtech, Inc. account online.

Access your Cascade Microtech, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Cascade Microtech, Inc., now makes it easy and convenient to get current information on your shareholder account.

•View account status	•View payment history for dividends
•View certificate history	•Make address changes
•View book-entry information	•Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and Annual Report are available at: http://bnymellon.mobular.net/bnymellon/cscd

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CASCADE MICROTECH, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2011

The undersigned hereby names, constitutes and appoints Michael D. Burger and F. Paul Carlson, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Cascade Microtech, Inc. (the “Company”) to be held at 2:30 p.m. on Friday, May 13, 2011, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 25, 2011, with all the powers that the undersigned would possess if he were personally present.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Address Change/Comments
(Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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